NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-28
                                  POOL PROFILE


                                                   Bid                            Tolerance
                                                   ---                            ---------
AGGREGATE PRINCIPAL BALANCE                   $500,000,000                       (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                         1-Oct-98
INTEREST RATE RANGE                        6.000% - 7.875%
GROSS WAC                                            6.80%                       (+/- 10 bps)
WEIGHTED AVERAGE SERVICE FEE                        25 bps                        (+/- 1 bps)
MASTER SERVICING FEE                               1.7 bps
WAM (in months)                                        358                      (+/- 2 month)

WALTV                                                  78%                      (maximum 80%)

CALIFORNIA %                                           21%                      (maximum 23%)
SINGLE LARGEST ZIP CODE CONCENTRATION                   1%                      (maximum  3%)

AVERAGE LOAN BALANCE                              $339,309                 (maximum $345,000)
LARGEST INDIVIDUAL LOAN BALANCE                 $1,005,445               (maximum $1,300,000)

CASH-OUT REFINANCE %                                     0%                     (maximum  2%)

PRIMARY RESIDENCE %                                    100%                     (minimum 98%)

SINGLE-FAMILY DETACHED %                                97%                     (minimum 95%)

FULL DOCUMENTATION %                                    46%                     (minimum 44%)

UNINSURED GREATER THAN 80% LTV %                        13%                     (maximum 15%)

TEMPORARY BUYDOWNS                                       0%                     (maximum  2%)

WEIGHTED AVG FICO SCORE                                 738                     (minimum  734)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-28
                               PRICING INFORMATION



  RATING AGENCIES                            TBD by Norwest

  PASS THRU RATE                             6.00%

  ASSUMED SIZE OF PRINCIPAL ONLY CLASS       6 bps

  PRICING DATE                              22-Sep-98

  FINAL STRUCTURE DUE DATE                  09-Oct-98               9:00 AM

  SETTLEMENT DATE                           28-Oct-98

  ASSUMED SUB LEVELS                              AAA                 3.200%
                                                   AA                 2.000%
                                                    A                 0.750%
                                                  BBB                 0.500%
                                                   BB                 0.250%
                                                    B                 0.150%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-28. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.


NASCOR CONTACTS                               Brad Davis (301) 846-8009
                                           Lori Fountain (301) 846-8185